UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 GLENRIDGE CONNECTOR, N.E., SUITE 2000, ATLANTA, GEORGIA	30342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (404) 890-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2014, First Data Corporation (the “Company”) and Edward A. Labry III, the Vice Chairman of the Company, entered into an Advisory Agreement, dated as of February 18, 2014, under which Mr. Labry will continue with the Company as Vice Chairman solely in an advisory capacity under his current compensatory arrangement until at least December 31, 2014, at which time the Company and Mr. Labry will mutually determine whether and under what terms the advisory period will continue. During the advisory period Mr. Labry will assist the Chief Executive Officer on key strategic projects. At the end of the period, the Company and Mr. Labry will enter a Separation Agreement providing for payments to Mr. Labry consistent with the terms of the First Data Corporation Severance/Change in Control Severance Policy (Executive level).

The foregoing description of the Advisory Agreement and Separation Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Advisory Agreement and Separation Agreement which are filed as Exhibit 10.1 hereto.

Item  9.01                 Financial Statements and Exhibits.

(d)                 The following is a list of the Exhibits filed or furnished with this report.

Exhibit Number	Description of Exhibit
10.1	Advisory Agreement between First Data Corporation and Edward A. Labry III including the Form of Separation Agreement

10.2

First Data Corporation Severance / Change in Control Policy (Executive level) (incorporated by reference to the Exhibit 10.32 of the Company’s Annual Report on Form 10-K filed on March 19, 2013, Commission File No. 1-11073).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

Date: February 27, 2014